Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Rodney J. Ruston, President and Chief Executive Officer, and Douglas A. Wilkes , Vice President, Finance and Chief Financial Officer of North American Energy Partners Inc. (the “Company”), certifies, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(i)	the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 13, 2006

/s/ Rodney J. Ruston
Rodney J. Ruston
President and Chief Executive Officer

/s/ Douglas A. Wilkes
Douglas A. Wilkes
Vice President, Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to North American Energy Partners Inc. and will be retained by North American Energy Partners Inc. and furnished to the Securities and Exchange Commission or its staff upon request.